FDIC-Assisted Acquisition Central Florida State Bank January 20, 2012 B A N K S Exhibit 99.1

This presentation contains forward-looking statements, as defined by Federal Securities
Laws, relating to present or future trends or factors affecting the operations, markets and products of CenterState Banks of Florida, Inc. (CSFL). These statements are provided to assist in the understanding of future financial performance. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to CSFL’s most recent Form 10-Q and Form 10-K filed with the
Securities Exchange Commission.
CSFL undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this presentation.
Forward Looking Statement

TALLAHASSEE
JACKSONVILLE
ORLANDO
TAMPA
VERO BEACH
MIAMI
Anthony
Fellowship
75
314
Ocala
Oklawaha
Silver Springs Shores
Belleview
42
Lady Lake
Wildwood
Fruitland Park
Central Florida Branch
CenterState Branch

CSFL

FDIC-Assisted Acquisition of
Central Florida State Bank
3
4 branches in Ocala, FL MSA
Assets purchased: $70 million
Deposits assumed:  $64 million
80 / 20 loss sharing with the FDIC
Immediately accretive to EPS
Neutral to tangible book value at close
IRR upwards of 25%
Significant branch overlap will drive
efficiencies
—
All acquired branches are within 2 miles
of an existing CSFL branch
Transaction Highlights